EXHIBIT 99.1

SERVICE CORPORATION INTERNATIONAL
ANNOUNCES SECOND QUARTER 2022 FINANCIAL RESULTS
AND CONFIRMS 2022 GUIDANCE
Conference call on Wednesday, August 3, 2022, at 8:00 a.m. Central Time.
HOUSTON, Texas, August 2, 2022 . . . Service Corporation International (NYSE: SCI), the largest provider of deathcare products and services in North America, today reported results for the second quarter of 2022.
Tom Ryan, the Company's Chairman and CEO, commented on second quarter results:
"Today we are very pleased to report solid adjusted earnings per share of $0.84 and net cash provided by operating activities of $141 million for the second quarter of 2022. While our earnings per share is slightly below the prior year quarter that was materially impacted by the effects of COVID-19, we are still performing notably more services, generating significantly more preneed cemetery sales, and delivering a compelling increase in earnings per share as compared to 2020 and pre-pandemic levels.

We are also pleased to confirm our full year 2022 guidance for adjusted earnings guidance and adjusted operating cash flow. Looking forward, we believe that our operating platform and healthy financial condition will allow us to continue to grow revenue, leverage our scale, and deploy capital wisely to enhance shareholder value.
These results would not be possible without the hard work of our 24,000 associates. I would like to thank our entire SCI family for helping our client families gain closure and healing through remembrance and celebration."
Second Quarter Highlights:
–Revenue grew $3 million over the prior year quarter to $991 million.
–GAAP earnings per share were $0.82.
–Adjusted earnings per share were $0.84.
–Comparable average revenue per funeral service grew 1.8%.
–Comparable preneed funeral sales production grew $7 million, or 2.5%.

Details of our second quarter of 2022 financial results and the unaudited consolidated financial statements can be found in the Appendix at the end of this press release. The table below summarizes our key financial results.

(Dollars in millions, except for per share amounts)	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Revenue	$990.9	$987.5	$2,103.3	$2,065.5
Operating income	$221.2	$245.8	$556.9	$587.9
Net income attributable to common stockholders	$132.7	$157.7	$352.2	$386.6
Diluted earnings per share	$0.82	$0.92	$2.17	$2.25
Earnings excluding special items (1)	$135.1	$157.4	$354.7	$385.3
Diluted earnings per share excluding special items (1)	$0.84	$0.92	$2.18	$2.25
Diluted weighted average shares outstanding	161.3	170.9	162.6	171.6
Net cash provided by operating activities	$140.7	$192.2	$472.9	$489.8
(1) Earnings excluding special items and diluted earnings per share excluding special items are non-GAAP financial measures. These items are also referred to as "adjusted earnings" and "adjusted earnings per share." A reconciliation from net income attributable to common stockholders and diluted earnings per share in accordance with generally accepted accounting principles in the United States (GAAP) can be found later in this press release under the heading “Non-GAAP Financial Measures” in the Appendix at the end of this press release.

•Diluted earnings per share were $0.82 in the second quarter of 2022 compared to $0.92 in the second quarter of 2021. The current year quarter was favorably impacted by $0.3 million of net gains on divestitures and impairment charges and unfavorably impacted by a $1.2 million and a $1.5 million loss related to an early extinguishment of debt and a foreign currency exchange, respectively. The prior year quarter was impacted by a $5.2 million loss on early extinguishment of debt, net, which was offset by a $6.2 million increase in gains on divestitures and impairment charges. Diluted earnings per share excluding special items was $0.84 in the second quarter of 2022 compared to $0.92 in the second quarter of 2021. The decline of $0.08 is primarily due to an expected decline in gross profit related to decreases in COVID-19 related activity and lower trust fund income, increased corporate and general administration expenses, and higher interest and taxes. These results were slightly offset by the benefit of fewer shares outstanding and an increase in contributions from recent acquisitions and new builds of funeral homes and cemeteries.

•Net cash provided by operating activities declined $51.5 million as expected to $140.7 million in the second quarter of 2022 compared to $192.2 million in the second quarter of 2021. The decrease in operating cash flow is primarily due to lower operating income, higher cash interest and tax payments, as well as unfavorable working capital.

1 Service Corporation International

CONFIRMED OUTLOOK FOR 2022
The guidance provided below continues to have a wider range than usual due to the uncertainty around the impact of the COVID-19 pandemic. Our outlook for net cash provided by operating activities excluding special items reflects an estimated $20 million of payroll tax payments in 2022 that were deferred from 2020 as allowed under the CARES Act.

(Dollars in millions, except per share amounts)	2022 Outlook
Diluted earnings per share excluding special items (1)	$3.30 - $3.70

Net cash provided by operating activities excluding special items and cash taxes (1)	$940 - $980
Cash taxes expected in 2022	$180 - $190
Net cash provided by operating activities excluding special items (1)	$750 - $800

Capital improvements at existing locations and cemetery development expenditures	$270 - $290
(1)Diluted earnings per share excluding special items and net cash provided by operating activities excluding special items are non-GAAP financial measures. We normally reconcile these non-GAAP financial measures from diluted earnings per share and net cash provided by operating activities; however, diluted earnings per share and net cash provided by operating activities calculated in accordance with GAAP are not currently accessible on a forward-looking basis. Our outlook for 2022 excludes the following because this information is not currently available for 2022: Expenses net of insurance recoveries related to weather events and hurricanes, gains or losses associated with asset divestitures, gains or losses associated with the early extinguishment of debt, potential tax reserve adjustments and IRS payments and/or refunds, acquisition and integration costs, system implementation and transition costs, and potential costs associated with settlements of litigation or the recognition of receivables for insurance recoveries associated with litigation, or deferred tax payments. The foregoing items could materially impact our forward-looking diluted earnings per share and/or our net cash provided by operating activities calculated in accordance with GAAP, consistent with the historical disclosures found in the Appendix at the end of this press release under the headings "Cash Flow and Capital Spending" and “Non-GAAP Financial Measures”.
CONFERENCE CALL AND WEBCAST
We will host a conference call on Wednesday, August 3, 2022, at 8:00 a.m. Central Time. A question and answer session will follow a brief presentation made by management. The conference call dial-in numbers are (888) 317-6003 (US) or (412) 317-6061 (International) with the passcode of 8489167. The conference call will also be broadcast live via the Internet and can be accessed through our website at www.sci-corp.com. A replay of the conference call will be available through August 10, 2022 and can be accessed at (877) 344-7529 (US) or (412) 317-0088 (International) with the passcode of 3658741. Additionally, a replay of the conference call will be available on our website for approximately three months.
ABOUT SERVICE CORPORATION INTERNATIONAL
Service Corporation International (NYSE: SCI), headquartered in Houston, Texas, is North America's leading provider of funeral, cemetery and cremation services, as well as final-arrangement planning in advance, serving more than 600,000 families each year. Our diversified portfolio of brands provides families and individuals a full range of choices to meet their needs, from simple cremations to full life celebrations and personalized remembrances. Our Dignity Memorial® brand is the name families turn to for professionalism, compassion, and attention to detail that is second to none. At June 30, 2022, we owned and operated 1,459 funeral service locations and 488 cemeteries (of which 300 are combination locations) in 44 states, eight Canadian provinces, the District of Columbia, and Puerto Rico. For more information about Service Corporation International, please visit our website at www.sci-corp.com. For more information about Dignity Memorial®, please visit www.dignitymemorial.com.

For additional information contact:
Investors:	Debbie Young - Director / Investor Relations	(713) 525-9088
Media:	Jay Andrew - Assistant Vice President / Corporate Communications	(713) 525-3468

2 Service Corporation International

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
The statements in this press release that are not historical facts are forward-looking statements made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as “believe,” “estimate,” “project,” “expect,” “anticipate,” “predict,” or other similar words that convey the uncertainty of future events or outcomes. The absence of these words, however, does not mean that the statements are not forward-looking. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by us, or on our behalf. Important factors, which could cause actual results to differ materially from those in forward-looking statements include, among others, the following:

•Our affiliated trust funds own investments in securities, which are affected by market conditions that are beyond our control.
•We may be required to replenish our affiliated funeral and cemetery trust funds to meet minimum funding requirements, which would have a negative effect on our earnings and cash flow.
•Our ability to execute our strategic plan depends on many factors, some of which are beyond our control.
•Our results may be adversely affected by significant weather events, natural disasters, catastrophic events or public health crises.
•Our credit agreements contain covenants that may prevent us from engaging in certain transactions.
•If we lost the ability to use surety bonding to support our preneed activities, we may be required to make material cash payments to fund certain trust funds.
•Increasing death benefits related to preneed contracts funded through life insurance or annuity contracts may not cover future increases in the cost of providing a price-guaranteed service.
•The financial condition of third-party life insurance companies that fund our preneed contracts may impact our future revenue.
•Unfavorable publicity could affect our reputation and business.
•We use a combination of insurance, self-insurance, and large deductibles in managing our exposure to certain inherent risks; therefore, we could be exposed to unexpected costs that could negatively affect our financial performance.
•Declines in overall economic conditions beyond our control could reduce future potential earnings and cash flows and could result in future impairments to goodwill and/or other intangible assets.
•Any failure to maintain the security of the information relating to our customers, their loved ones, our associates, and our vendors could damage our reputation, could cause us to incur substantial additional costs and to become subject to litigation, and could adversely affect our operating results, financial condition, or cash flow.
•Our Canadian business exposes us to operational, economic, and currency risks.
•Our level of indebtedness could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, and may prevent us from fulfilling our obligations under our indebtedness.
•A failure of a key information technology system or process could disrupt and adversely affect our business.
•Failure to maintain effective internal control over financial reporting could adversely affect our results of operations, investor confidence, and our stock price.
•The funeral and cemetery industry is competitive.
•If the number of deaths in our markets declines, our cash flows and revenue may decrease. Changes in the number of deaths are not predictable from market to market or over the short term.
•If we are not able to respond effectively to changing consumer preferences, our market share, revenue, and/or profitability could decrease.
•The continuing upward trend in the number of cremations performed in North America could result in lower revenue, operating profit, and cash flows.
•Our funeral and cemetery businesses are high fixed-cost businesses.
•Risks associated with our supply chain could materially adversely affect our financial performance.
•Regulation and compliance could have a material adverse impact on our financial results.
•Unfavorable results of litigation could have a material adverse impact on our financial statements.
•Cemetery burial practice claims could have a material adverse impact on our financial results.
•The application of unclaimed property laws by certain states to our preneed funeral and cemetery backlog could have a material adverse impact on our liquidity, cash flows, and financial results.
•Changes in taxation as well as the inherent difficulty in quantifying potential tax effects of business decisions could have a material adverse effect on the results of our operations, financial condition, or cash flows.
For further information on these and other risks and uncertainties, see our Securities and Exchange Commission filings, including our 2021 Annual Report on Form 10-K. Copies of this document as well as other SEC filings can be obtained from our website at www.sci-corp.com. We assume no obligation and make no undertaking to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us whether as a result of new information, future events, or otherwise.

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SERVICE CORPORATION INTERNATIONAL

APPENDIX: RESULTS FOR THE SECOND QUARTER OF 2022
Consolidated Statement of Operations (Unaudited)

(Dollars in thousands, except per share amounts)	Three months ended		Six months ended
	June 30,		June 30,
	2022	2021	2022	2021

Revenue	$990,855	$987,535	$2,103,258	$2,065,516
Cost of revenue	(724,210)	(714,211)	(1,459,700)	(1,409,749)
Gross profit	266,645	273,324	643,558	655,767
Corporate general and administrative expenses	(45,721)	(33,649)	(87,425)	(75,318)
Gains on divestitures and impairment charges, net	294	6,162	783	7,428
Operating income	221,218	245,837	556,916	587,877
Interest expense	(40,571)	(37,435)	(79,599)	(73,247)
Losses on early extinguishment of debt, net	(1,225)	(5,226)	(1,225)	(5,226)
Other (expense) income, net	(1,103)	655	(975)	996
Income before income taxes	178,319	203,831	475,117	510,400
Provision for income taxes	(45,173)	(46,042)	(122,404)	(123,656)
Net income	133,146	157,789	352,713	386,744
Net income attributable to noncontrolling interests	(476)	(84)	(530)	(160)
Net income attributable to common stockholders	$132,670	$157,705	$352,183	$386,584
Basic earnings per share:
Net income attributable to common stockholders	$0.84	$0.94	$2.20	$2.29
Basic weighted average number of shares	158,705	168,450	160,009	169,180
Diluted earnings per share:
Net income attributable to common stockholders	$0.82	$0.92	$2.17	$2.25
Diluted weighted average number of shares	161,290	170,863	162,568	171,616

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Consolidated Balance Sheet (Unaudited)

(Dollars in thousands, except share amounts)
	June 30, 2022	December 31, 2021

ASSETS
Current assets:
Cash and cash equivalents	$206,242	$268,626
Receivables, net	93,479	106,051
Inventories	30,070	25,935
Other	31,979	40,448
Total current assets	361,770	441,060
Preneed receivables, net and trust investments	5,418,621	6,015,323
Cemetery property	1,899,554	1,900,844
Property and equipment, net	2,268,215	2,252,158
Goodwill	1,913,448	1,915,082
Deferred charges and other assets, net	1,158,650	1,169,813
Cemetery perpetual care trust investments	1,681,703	1,996,898
Total assets	$14,701,961	$15,691,178

LIABILITIES & EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$635,536	$659,494
Current maturities of long-term debt	63,240	65,016
Income taxes payable	16,335	3,751
Total current liabilities	715,111	728,261
Long-term debt	3,954,475	3,901,304
Deferred revenue, net	1,583,394	1,532,749
Deferred tax liability	437,010	437,902
Other liabilities	410,597	438,903
Deferred receipts held in trust	4,085,657	4,766,492
Care trusts’ corpus	1,676,134	1,976,118
Equity:
Common stock, $1 per share par value, 500,000,000 shares authorized, 167,575,348 and 166,821,502 shares issued, respectively, and 158,219,257 and 163,114,202 shares outstanding, respectively	158,219	163,114
Capital in excess of par value	968,455	979,096
Retained earnings	679,052	727,021
Accumulated other comprehensive income	33,627	40,214
Total common stockholders’ equity	1,839,353	1,909,445
Noncontrolling interests	230	4
Total equity	1,839,583	1,909,449
Total liabilities and equity	$14,701,961	$15,691,178

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Consolidated Statement of Cash Flows (Unaudited)

(Dollars in thousands)	Six months ended June 30,
	2022	2021
Cash flows from operating activities:
Net income	$352,713	$386,744
Adjustments to reconcile net income to net cash provided by operating activities:
Losses on early extinguishment of debt, net	1,225	5,226
Depreciation and amortization	86,234	79,552
Amortization of intangibles	9,478	10,127
Amortization of cemetery property	47,327	52,362
Amortization of loan costs	3,526	3,118
Provision for expected credit losses	6,756	6,389
(Benefit from) provision for deferred income taxes	(3,723)	1,986
Gains on divestitures and impairment charges, net	(783)	(7,428)
Gain on sale of investments	(1,169)	—
Share-based compensation	7,400	7,096
Change in assets and liabilities, net of effects from acquisitions and divestitures:
Decrease (increase) in receivables	11,878	(1,002)
Decrease (increase) in other assets	1,680	(31,340)
(Decrease) increase in payables and other liabilities	(8,582)	56,891
Effect of preneed sales production and maturities:
Increase in preneed receivables, net and trust investments	(178,619)	(160,465)
Increase in deferred revenue, net	123,450	66,107
Increase in deferred receipts held in trust	14,094	14,401
Net cash provided by operating activities	472,885	489,764
Cash flows from investing activities:
Capital expenditures	(152,445)	(103,161)
Business acquisitions, net of cash acquired	(2,000)	(3,591)
Real estate acquisitions	(3,912)	(10,498)
Proceeds from divestitures and sales of property and equipment	6,968	12,232
Proceeds from sale of investments	1,169	—
Payments for Company-owned life insurance policies	(1,690)	(3,534)
Net cash used in investing activities	(151,910)	(108,552)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	143,000	820,000
Debt issuance costs	—	(13,618)
Scheduled payments of debt	(18,142)	(18,070)
Early payments and extinguishment of debt	(65,591)	(699,837)
Principal payments on finance leases	(17,920)	(16,091)
Proceeds from exercise of stock options	16,197	16,254
Purchase of Company common stock	(360,114)	(187,183)
Payments of dividends	(79,627)	(70,920)
Bank overdrafts and other	(5,759)	(7,030)
Net cash used in financing activities	(387,956)	(176,495)
Effect of foreign currency	(1,897)	3,311
Net (decrease) increase in cash, cash equivalents, and restricted cash	(68,878)	208,028
Cash, cash equivalents, and restricted cash at beginning of period	278,555	238,610
Cash, cash equivalents, and restricted cash at end of period	$209,677	$446,638

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Consolidated Segment Results
(See definitions of revenue line items later in this appendix.)

(Dollars in millions, except average revenue per service)	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Consolidated funeral:
Atneed revenue	$286.0	$282.3	$639.4	$620.4
Matured preneed revenue	165.8	159.5	360.7	349.6
Core revenue	451.8	441.8	1,000.1	970.0
Non-funeral home revenue	17.7	16.9	38.5	36.6
Recognized preneed revenue	42.6	33.1	85.7	74.9
Other revenue	36.7	39.9	73.6	69.6
Total revenue	$548.8	$531.7	$1,197.9	$1,151.1

Gross profit	$116.6	$111.8	$312.6	$306.2
Gross profit percentage	21.2%	21.0%	26.1%	26.6%

Funeral services performed	86,518	85,682	191,948	192,092
Average revenue per service	$5,427	$5,354	$5,411	$5,240

(Dollars in millions)	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Consolidated cemetery:
Atneed property revenue	$34.7	$35.1	$79.4	$79.4
Atneed merchandise and service revenue	74.7	73.9	153.4	154.2
Total atneed revenue	109.4	109.0	232.8	233.6
Recognized preneed property revenue	218.0	222.9	439.6	441.1
Recognized preneed merchandise and service revenue	84.8	87.7	169.8	173.5
Total recognized preneed revenue	302.8	310.6	609.4	614.6
Core revenue	412.2	419.6	842.2	848.2
Other cemetery revenue	29.8	36.2	63.1	66.2
Total revenue	$442.0	$455.8	$905.3	$914.4

Gross profit	$150.0	$161.5	$330.9	$349.6
Gross profit percentage	33.9%	35.4%	36.6%	38.2%

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Comparable Funeral Results
The table below details comparable funeral results of operations (“same store”) for the three months ended June 30, 2022 and 2021. We consider comparable funeral operations to be those businesses owned for the entire period beginning January 1, 2021 and ending June 30, 2022.

(Dollars in millions, except average revenue per service and average revenue per contract sold)	Three months ended June 30,
	2022	2021	Var	%
Comparable funeral revenue:
Atneed revenue (1)	$279.6	$281.3	$(1.7)	(0.6)%
Matured preneed revenue (2)	164.0	158.9	5.1	3.2%
Core revenue (3)	443.6	440.2	3.4	0.8%
Non-funeral home revenue (4)	17.6	16.9	0.7	4.1%
Recognized preneed revenue (5)	42.2	33.1	9.1	27.5%
Other revenue (6)	36.3	39.8	(3.5)	(8.8)%
Total comparable revenue	$539.7	$530.0	$9.7	1.8%

Comparable gross profit	$116.5	$113.0	$3.5	3.1%
Comparable gross profit percentage	21.6%	21.3%	0.3%

Comparable funeral services performed:
Atneed	46,721	48,439	(1,718)	(3.5)%
Matured preneed	25,163	24,907	256	1.0%
Total core	71,884	73,346	(1,462)	(2.0)%
Non-funeral home	12,637	11,950	687	5.7%
Total comparable funeral services performed	84,521	85,296	(775)	(0.9)%
Comparable core cremation rate	54.5%	52.8%	1.7%
Total comparable cremation rate (7)	61.2%	59.2%	2.0%

Comparable funeral average revenue per service:
Atneed	$5,984	$5,807	$177	3.0%
Matured preneed	6,518	6,380	138	2.2%
Total core	6,171	6,002	169	2.8%
Non-funeral home	1,393	1,414	(21)	(1.5)%
Total comparable average revenue per service	$5,457	$5,359	$98	1.8%

Comparable funeral preneed sales production:
Total preneed sales	$299.9	$292.6	$7.3	2.5%
Core contracts sold	36,470	38,995	(2,525)	(6.5)%
Non-funeral home contracts sold	23,593	20,239	3,354	16.6%
Core average revenue per contract sold	$6,322	$6,017	$305	5.1%
Non-funeral home average revenue per contract sold	$2,940	$2,862	$78	2.7%
(1)Atneed revenue represents merchandise and services sold and delivered or performed once death has occurred.
(2)Matured preneed revenue represents merchandise and services sold on a preneed contract through our core funeral homes, which have been delivered or performed as well as the related merchandise and service trust fund income.
(3)Core revenue represents the sum of merchandise and services sold on an atneed contract or preneed contract, which were delivered or performed once death has occurred through our core funeral homes.
(4)Non-funeral home revenue represents services sold on a preneed or atneed contract through one of our non-funeral home sales channels (e.g. SCI Direct) and performed once death has occurred.
(5)Recognized preneed revenue represents travel protection, net and merchandise sold on a preneed contract and delivered before death has occurred.
(6)Other revenue primarily comprises general agency revenue, which is commissions we receive from third-party insurance companies for life insurance policies sold to preneed customers for the purpose of funding preneed arrangements.
(7)Total comparable cremation rate includes the impact of cremation services through our non-funeral sales channel (e.g. SCI Direct).
•Total comparable funeral revenue increased $9.7 million, or 1.8%, in the second quarter of 2022 compared to the same period of 2021, primarily driven by growth in core funeral revenue and recognized preneed revenue which were partially offset by a decline in other revenue.

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•Core funeral revenue grew $3.4 million, or 0.8%, primarily due to a 2.8% increase in core average revenue per service that more than offset the 2.0% decrease in core funeral services performed. The comparable core cremation rate grew by 170 basis points to 54.5%.
•Recognized preneed revenue increased $9.1 million, or 27.5%, primarily driven by a 19.7% increase in non-funeral home preneed sales production.
•Other revenue decreased $3.5 million, or 8.8%, primarily due to lower general agency revenue as a result of a 6.0% decrease in comparable preneed funeral insurance production.
•Comparable funeral gross profit increased $3.5 million to $116.5 million and the gross profit percentage increased 30 basis points to 21.6%, primarily due to the higher revenue mentioned above. Additionally, the prior year quarter had higher fixed expenses associated with the timing of incentive compensation costs and pent up repairs and maintenance costs.
•Comparable preneed funeral sales production grew $7.3 million, or 2.5%, in the second quarter of 2022 compared to 2021. We experienced a 19.7% increase in non-funeral home preneed sales production offset by a 1.7% decline in core preneed sales production as the prior year quarter benefited from strong consumer demand during the COVID-19 pandemic. The large growth in non-funeral home preneed sales production is primarily the result of increased velocity as we experienced better lead technology utilization in our SCI Direct businesses.
Comparable Cemetery Results
The table below details comparable cemetery results of operations (“same store”) for the three months ended June 30, 2022 and 2021. We consider comparable cemetery operations to be those businesses owned for the entire period beginning January 1, 2021 and ending June 30, 2022.

(Dollars in millions)	Three months ended June 30,
	2022	2021	Var	%
Comparable cemetery revenue:
Atneed property revenue	$34.8	$35.1	$(0.3)	(0.9)%
Atneed merchandise and service revenue	74.4	73.9	0.5	0.7%
Total atneed revenue (1)	109.2	109.0	0.2	0.2%
Recognized preneed property revenue	213.8	222.9	(9.1)	(4.1)%
Recognized preneed merchandise and service revenue	84.8	87.6	(2.8)	(3.2)%
Total recognized preneed revenue (2)	298.6	310.5	(11.9)	(3.8)%
Core revenue (3)	407.8	419.5	(11.7)	(2.8)%
Other revenue (4)	29.7	36.2	(6.5)	(18.0)%
Total comparable revenue	$437.5	$455.7	$(18.2)	(4.0)%

Comparable gross profit	$147.4	$161.5	$(14.1)	(8.7)%
Comparable gross profit percentage	33.7%	35.4%	(1.7)%

Comparable cemetery preneed and atneed sales production:
Property	$262.9	$270.7	$(7.8)	(2.9)%
Merchandise and services	197.0	205.1	(8.1)	(3.9)%
Discounts and other	(4.8)	(4.0)	(0.8)	(20.0)%
Preneed and atneed sales production	$455.1	$471.8	$(16.7)	(3.5)%

Recognition rate (5)	89.6%	88.9%
(1)Atneed revenue represents property, merchandise, and services sold and delivered or performed once death has occurred.
(2)Recognized preneed revenue represents property, merchandise, and services sold on a preneed contract, which were delivered or performed as well as the related merchandise and service trust fund income.
(3)Core revenue represents the sum of property, merchandise, and services that have been delivered or performed as well as the related merchandise and service trust fund income.
(4)Other revenue is primarily related to endowment care trust fund income, royalty income, and interest and finance charges earned from customer receivables on preneed installment contracts.
(5)Represents the ratio of current period core revenue stated as a percentage of current period preneed and atneed sales production.
•Comparable cemetery revenue decreased $18.2 million, or 4.0%, in the second quarter of 2022 compared to the second quarter of 2021. The decline was primarily due to anticipated decreases in core revenue and other revenue.
•Core revenue decreased $11.7 million as a result of an $11.2 million, or 3.1%, decrease in preneed cemetery sales production as the prior year quarter benefited from strong consumer demand for preneed and atneed merchandise and

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services during the COVID-19 pandemic. Also, a portion of the current quarter property sales were deferred and will benefit us in future quarters as the undeveloped property sold is constructed.
•Other revenue was lower by $6.5 million, or 18.0%, compared to the prior year quarter primarily from a decrease in endowment care trust fund income as a result of capital gain distributions in the prior year quarter which did not recur in the current quarter.
•Comparable cemetery gross profit decreased $14.1 million to $147.4 million. The gross profit percentage decreased to 33.7% from 35.4%, primarily due to the decline in revenue mentioned above.
•Comparable preneed cemetery sales production decreased $11.2 million, or 3.1%, against a strong comparable performance in the second quarter of 2021. A decline in velocity of contracts sold was partially offset by better than expected growth in the sales average per contract.
Other Financial Results
•Corporate general and administrative expenses increased $12.1 million to $45.7 million in the second quarter of 2022 compared to the second quarter of 2021. The increase is related to the timing of favorable adjustments to workers compensation, general liability, and incentive compensation costs in the prior year quarter. Additionally, we incurred $3.0 million this quarter of increased expenses related to our long-term incentive compensation plan that is tied to increases in total shareholder return. We expect these elevated expenses to normalize in the back half of the current year.
•Interest expense increased $3.1 million to $40.6 million in the second quarter of 2022 primarily due to our May 2021 refinancing combined with higher interest on our floating rate debt. During the second quarter, our fixed rate debt carried a weighted average interest rate of 4.3%, while our floating rate debt carried a weighted average rate of 2.6%.

•The GAAP effective income tax rate for the second quarter of 2022 was 25.3%, up from 22.6% in the prior year quarter. Our adjusted effective tax rate was 25.0% in the second quarter of 2022 compared to 22.4% in the prior year quarter. The higher tax rate in the current period is primarily due to non-deductible losses on the cash surrender value of certain life insurance policies as a result of negative returns in the financial markets, which increased tax expense for us in the quarter.
Cash Flow and Capital Spending

(Dollars in millions)	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Net cash provided by operating activities	$140.7	$192.2	$472.9	$489.8
Cash taxes included in net cash provided by operating activities	$93.8	$88.7	$97.6	$102.0
Net cash provided by operating activities declined $51.5 million to $140.7 million in the second quarter of 2022 compared to $192.2 million in the second quarter of 2021. This expected decrease in operating cash flow is primarily due to $18.8 million in lower operating income excluding the impact from divestitures, $14.7 million in higher cash interest and taxes combined with increased working capital uses.

A summary of our capital expenditures is set forth below:

(Dollars in millions)	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Capital improvements at existing operating locations	$53.4	$36.1	$90.8	$60.2
Development of cemetery property	30.9	15.1	41.5	24.6
Capital improvements at existing operating locations and cemetery development expenditures	84.3	51.2	132.3	84.8
Growth capital expenditures/construction of new funeral service locations	11.4	9.7	20.1	18.4
Total capital expenditures	$95.7	$60.9	$152.4	$103.2
Total capital expenditures increased in the current quarter by $34.8 million, primarily due to an increase in capital improvements at existing operating locations and the development of cemetery property. The growth in capital spend at existing operation locations is primarily due to increased investments in technology and related infrastructure projects at our funeral and cemetery locations. We also increased spend on cemetery property development as we replenish inventory to meet consumer demand compared to the prior year when construction was impacted by certain weather and COVID-19 related delays.

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Trust Fund Returns
Total trust fund returns include realized and unrealized gains and losses and dividends and are shown gross without netting of certain fees. A summary of our consolidated trust fund returns as of June 30, 2022 is set forth below:

	Three Months	Six Months
Preneed funeral	(11.0)%	(14.8)%
Preneed cemetery	(11.5)%	(15.1)%
Cemetery perpetual care	(10.2)%	(13.8)%
Combined trust funds	(10.9)%	(14.6)%
Non-GAAP Financial Measures
Earnings excluding special items and diluted earnings per share excluding special items shown above are non-GAAP financial measures. We believe these non-GAAP financial measures provide a consistent basis for comparison between quarters and years, and better reflect the performance of our core operations, as they are not influenced by certain income or expense items not affecting operations. We also believe these measures help facilitate comparisons to our competitors' operating results.
Set forth below is a reconciliation of our reported net income attributable to common stockholders to earnings excluding special items and our GAAP diluted earnings per share to diluted earnings per share excluding special items. We do not intend for this information to be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP.

(Dollars in millions, except diluted EPS)	Three months ended June 30,
	2022		2021
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income attributable to common stockholders, as reported	$132.7	$0.82	$157.7	$0.92
Pre-tax reconciling items:
Gains on divestitures and impairment charges, net	(0.3)	—	(6.2)	(0.04)
Loss on early extinguishment of debt, net	1.2	0.01	5.2	0.04
Foreign currency exchange loss	1.5	0.01	—	—
Tax reconciling items:
Tax effect from special items above	(0.5)	—	0.6	—
Change in uncertain tax reserves and other	0.5	—	0.1	—
Earnings excluding special items and diluted earnings per share excluding special items	$135.1	$0.84	$157.4	$0.92

Diluted weighted average shares outstanding		161.3		170.9

(Dollars in millions, except diluted EPS)	Six months ended June 30,
	2022		2021
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income attributable to common stockholders, as reported	$352.2	$2.17	$386.6	$2.25
Pre-tax reconciling items:
Gains on divestitures and impairment charges, net	(0.8)	(0.01)	(7.4)	(0.04)
Losses on early extinguishment of debt, net	1.2	0.01	5.2	0.04
Foreign currency exchange loss	1.5	0.01	—	—
Tax reconciling items:
Tax effect from special items above	(0.3)	—	0.8	—
Change in uncertain tax reserves and other	0.9	—	0.1	—
Earnings excluding special items and diluted earnings per share excluding special items	$354.7	$2.18	$385.3	$2.25

Diluted weighted average shares outstanding		162.6		171.6

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